EXHIBIT 23.01

Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-11523, 333-91146, 333-68590, 333-90029, 333-70455, and 333-31190 of Concur Technologies, Inc. and subsidiaries (the “Company”) on Form S-8 of our report dated December 7, 2004, appearing in the Annual Report on Form 10-K of the Company for the year ended September 30, 2004.

DELOITTE & TOUCHE LLP

Seattle, Washington

December 13, 2004